Exhibit 99.1

NEWS RELEASE

Contact:

Bruce Frymire 650-965-6042 or bfrymire@cybersource.com

Former Visa Chief Executive Carl Pascarella Joins CyberSource Board

MOUNTAIN VIEW, Calif. — March 5, 2009 — CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today announced the appointment of Carl F. Pascarella to the CyberSource Board of Directors, effective March 5, 2009. Mr. Pascarella brings more than 22 years of industry experience to the Board, including serving as President and Chief Executive officer of Visa U.S.A., Inc. from1993 to 2005.

“Carl will be an extraordinary asset to our Board and to our company,” said Bill McKiernan, CyberSource Chairman and CEO. “In addition to his extensive leadership experience in the payment industry, he has a unique background in the international side of the business, a key growth factor for CyberSource. Carl’s appointment to the Board also increases the number of independent directors, furthering our commitment to best practices in corporate governance. We look forward to benefitting from Carl’s wisdom and counsel.”

Mr. Pascarella is currently an Executive Advisor at TPG, a leading global private equity firm. He retired from Visa U.S.A., Inc. in 2005, after having served as that company’s President and Chief Executive Officer for 12 years. Prior to that time, Mr. Pascarella served as President and CEO of Visa International’s Asia-Pacific Region and Director of the Asia-Pacific Regional Board for 11 years. Before joining Visa International, he was Vice President of the International Division of Crocker National Bank and Vice President, Metropolitan Banking, at Bankers Trust Company. Mr. Pascarella has also served on the Boards of Cobalt Networks, Inc., Business Objects S.A., and BroadVision Inc. He received a master’s of science in management from the Stanford Sloan Program at the Graduate School of Business at Stanford University. He received his undergraduate degree from the University of Buffalo.

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry leading risk management solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Approximately 253,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, the United Kingdom, and other locations in the United States including Bellevue, Washington and American Fork, Utah. For more information on CyberSource please visit www.cybersource.com or email info@cybersource.com. For more information on Authorize.Net small business solutions, please visit www.authorize.net or email sales@authorize.net.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, statements regarding expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding: (1) Mr. Pascarella being a key asset to the Board and the company; and, (2) international business being a key growth factor for the company. There is no assurance that any forward-looking statement will be realized. Achievement of future results is subject to risks, uncertainties, and potentially inaccurate assumptions. These risks and uncertainties include, among others, those discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in CyberSource’s most recent Annual Report on Form 10-K, filed on February 27, 2009, and subsequent Quarterly Reports on Form 10-Q as well as the consolidated financial statements, related Notes, and the other financial information appearing elsewhere in those reports and other CyberSource filings with the Securities and Exchange Commission. The factors that could cause actual results to differ materially from the forward-looking statements include risks and uncertainties such as: changes in customer needs; the risks of failures, disruptions or illiquidity in the national and global banking, credit and financial systems and the impact of those risks on CyberSource’s business; the risk of the economy, in general, and online economy, in particular, slowing down; security breaches; new products and services offerings by CyberSource and its competitors; and any unforeseen system failures. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. Readers should bear this in mind when considering forward-looking statements. CyberSource undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

©2009 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. All other brands and product names are trademarks or registered trademarks of their respective companies.